SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): July 10, 2006

CONNECTED MEDIA TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18689	06-1238435
(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2230

Miami. FL 33130

(Address of Principal Executive Offices)(Zip Code)

(954) 727-8218

(Registrant’s Telephone Number, Including Area Code)

950 South Pine Island Road
Suite A150-1094
Plantation, Florida 33324

(Former Name or Former Address, if Changed Since Last Report)

=====================================================================

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition of Natcom Marketing International, Inc.

On January 31, 2006, the Company entered into a Stock Purchase Agreement and Share Exchange (the “Agreement”) with Natcom Marketing International, Inc., a Puerto Rican based full-service marketing communications agency (“NMI”), and the NMI shareholders. The close of the transaction was subject to NMI completion of two years of audited financial statements, the completion of each parties due diligence, and other customary closing conditions.

The closing of the transaction took place on July 10, 2006 (the “SPA Closing Date”). On the SPA Closing Date, the Company acquired all of the outstanding shares of NMI in exchange for a total of fifty percent (50%) of the issued and outstanding shares of the Company’s common stock. Pursuant to the Agreement, on the SPA Closing Date, NMI became a wholly owned subsidiary of the Company. The Agreement was approved by the unanimous consent of our Board of Directors on July 10, 2006. In addition, on July 10, 2006, the parties entered into a modification and amendment agreement to the Agreement waiving some conditions precedent to the close of the Agreement.

NMI is focused on serving multi-national organizations, as well as emerging growth companies seeking to enter or expand in the U.S. Hispanic/Latin American markets. NMI uses television programming as its main entry into the Hispanic and minority advertising space. To date, NMI has entered into a letter of intent to purchase a controlling interest in NewsProNet Interactive, LLC, an Atlanta based provider of converged media content solutions and interactive branding strategies for local broadcasters.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on the SPA Closing Date, the Company added three new persons to its Board of Directors; namely, Robert Rodriguez, Isidrio Gonzalez, and Mark Mayo.

Robert Rodriguez

President of NMI, Robert Rodriguez is also Co-founder and CEO of NatCom Marketing Communications, a 24-year-old Miami based full service Hispanic-marketing agency. NatCom, a twice ranked INC 500 Company represents entities such as Bombardier, Lucent Technologies,

Chevron, FL Lottery, Avaya, Wells Fargo, Allegro and the Federal Government with marketing initiatives in the U.S. as well as Latin America. Prior to launching NatCom, Mr. Rodriguez served as vice president of sales at Consumer Publishing International, a Dallas Cowboys related company.

In addition to his corporate responsibilities, Mr. Rodriguez currently serves as president of the International Advertising Association’s Florida chapter (IAA), Chairman of the Marketing Committee at the City of Miami’s ITB. Robert is also an executive committee member of the Greater Miami Chamber of Commerce and Chairman of the Board of Trustees of Cushman School. Robert was the former vice chairman of the Miami Symphony and was elected as an Executive Committee member of the Republican Party of Miami-Dade in 1984.

In 1993, NatCom Marketing Communications was a featured case study at Harvard Business School. He received his master’s degree in ALS from the University of Miami and his undergraduate degree with honors from Barry University.

Isidro Gonzalez

Mr. Gonzalez has 20 years of media sales and management experience focusing on accelerating revenue growth and improving bottom-line profitability in challenging, start-up, and turnaround situations in the US and Latin America. For the past 2 years at IMC Media Inc., he has worked as an Industry Consultant to media companies including SBS, Argent Trading, Natcom Marketing and WAVE Magazine. As Director of Advertising Sales, for Sony Pictures Television International, Mr. Gonzalez implemented innovative sales strategies for the SONY group of stations exceeding all sales budgets during his 3 year tenure, a first for the station group which included Sony Entertainment Television, E! Entertainment, and AXN, a global SONY network with over 80 million households. At the CBS Station Group’s WFOR-4 in Miami, Florida, he was jointly responsible for taking the station from 3rd to 1st place market billing. As the new business development manager he was responsible for hiring and training sales staff, developing strategic promotions, campaigns, and sales commission structures at the Miami station. To generate additional revenue, he developed non-traditional shows including Showcase for Cars, Living South Florida Style, (South Florida’s first ever Real Estate Developer supported TV program in 1992) and a vendor-supported Wednesday Night Lottery sold to a major South Florida Retailer.

He attained or surpasses all advertising revenue objectives as the Director of Advertising Sales for The Weather Channel (TWC) Latin America, an innovative start-up, where he developed the “Sharing in Profit Partnership Program” to jump start affiliate distribution in Latin America. Prior to TWC, during his three years as Producer and Sales Manager for the immensely popular Univision variety program Sabado Gigante, he maintained over $14 million in sponsorship sales, while adding $5 million in new business from such brands as Ralston Purina, Polaroid, and McDonalds. Fluent in Spanish and English, Mr. Gonzalez holds a degree in Management Information Systems from the Queensborough College part of the City University of New York system (CUNY).

Mark Mayo

Mark Mayo is currently the CEO and founder/visionary of the L4 Media Group, a group of fifteen (15) ethnically programmed TV stations primarily located in the Southeast. Mr. Mayo has over 30 years of management experience with major market TV, radio and newspapers that blends management, finance, production and business development. Previously, Mr. Mayo co-founded NewsProNet, an industry leader in providing syndicated news content for television to over 120 TV clients. As the CFO and COO of Newspronet during the past five years, he has built NewsProNet’s market share, asset value and core products from a start-up to the fastest growing creator of unique content for television. In 2000, he negotiated and secured significant funding from GE/NBC to build and acquire NewsProNet’s main competitor, CNX Media and TDM Productions, a leading corporate production company.

Prior to starting NewsProNet, Mr. Mayo was VP/GM/CFO for an Internet start-up, FASTV.COM and for the Worldwide Broadcasting Network, with offices in Boston, New York and Los Angeles. FASTV is widely recognized as the first video search engine portal on the Internet. His duties involved day-to-day operations including sales, production, finance and program acquisitions.

Prior to FASTV, Mr. Mayo spent 10 years with Sunbeam Television Corp. starting as Controller in 1986 and later becoming corporate VP of Finance, Administration and Production in Boston and Miami hubs. In 1993, he spearheaded the successful $250 million acquisition of WHDH-TV, Boston, and was primarily responsible for the turnaround success at the station which today is ranked number one in the highly competitive Boston market.

He is also credited with playing a major role in the turnaround success at WSVN-TV, Miami, one of the most dominant FOX affiliates in the country. At Sunbeam Television he also established Sunbeam Productions which successfully launched Inside Report, Deco Drive and Real Life for NBC.

Prior to joining Sunbeam, Mr. Mayo worked for 12 years for the Hearst Corporation starting at the Baltimore Newspaper division in 1974 and then transferring to the Broadcast Division to become the Controller for WTAE television and radio in Pittsburgh, PA in 1980.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

The audited financial statements of Natcom for the years ended December 31, 2004 and December 31, 2005.

(b) Pro Forma Financial Information.

The pro form financial information for the year ended December 31, 2005 and for the six months ended June 30, 2006 are attached hereto.

(c) Exhibits.

10.1	Stock Purchase Agreement with Natcom International Marketing, Inc.*
10.2	Purchase and Sale Agreement with Rothschild Trust Holdings, LLC*
10.3	License and Royalty Agreement with Rothschild Trust Holdings, LLC*
10.4	Escrow Agreement with Rothschild Trust Holdings, LLC, Montgomery Equity Partners, and David Gonzalez as Escrow Agent*
10.5	Modification and Amendment Agreement**

*	Filed as an exhibit to the Form 8K filed with the SEC on February 8, 2006.

** Filed as an exhibit to the Form 8K filed with the SEC on July 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTED MEDIA TECHNOLOGIES, INC.

By: /s/ JEFFREY W. SASS
Jeffrey W. Sass
Chief Executive Officer
and President

Dated: September 15, 2006